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                       INVESTMENT SUBADVISORY AGREEMENT
                             ENTERED INTO BETWEEN
                      TRAVELERS INVESTMENT ADVISER, INC.
                                      AND
                      PIONEER INVESTMENT MANAGEMENT, INC.

   This Investment Subadvisory Agreement (the "Agreement") is entered into as of July 1, 2005, by and between Travelers Investment Adviser, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("TIA"), and Pioneer Investment Management, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Subadviser"). The Subadviser is a member of the UniCredito Italiano Banking Group, register of banking groups.

   WHEREAS, TIA and The Travelers Series Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and organized as a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory Agreement dated July 1, 2005, (the "Investment Advisory Agreement"), a copy of which is attached as Exhibit A hereto;

   WHEREAS, pursuant to the Investment Advisory Agreement, TIA has agreed to provide investment management and advisory services to the Pioneer Strategic Income Portfolio, a series of the Trust (the "Portfolio");

   WHEREAS, the Investment Advisory Agreement provides that TIA may engage a duly organized subadviser, to furnish investment information, services and advice to assist TIA in carrying out its responsibilities under the Investment Advisory Agreement, provided that TIA obtains the consent and approval of the Board of Trustees of the Trust (the "Board") and a majority of those trustees who are not parties to the Investment Advisory Agreement or "interested parties" of any party thereto in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, TIA desires to retain the Subadviser to render investment advisory services to TIA in the manner and on the terms set forth in this Agreement, and the Subadviser desires to provide such services.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, TIA and the Subadviser agree as follows:

   1. INVESTMENT DESCRIPTION; APPOINTMENT

   (a) Investment Description. The Trust desires to employ its capital relating
       ______________________
to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-lA, as may be periodically amended. TIA agrees to provide promptly copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures adopted by the Board applicable to the Subadviser and any amendments thereto (the "Board Procedures"), to the Subadviser on an on-going basis. Until TIA delivers any such amendment or supplement or Board Procedures, the Subadviser shall be fully protected in relying on the last Prospectus and SAI and any Board Procedures, if any, previously furnished to the Subadviser. TIA shall also inform the Subadviser of the results of any audits or examinations by regulatory authorities pertaining to the Subadviser's responsibilities for the Portfolio. TIA further agrees to furnish the Subadviser with any materials or information that the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

   (b) Appointment of Subadviser. TIA hereby engages the services of the
       _________________________
Subadviser in connection with the investment and reinvestment of the Portfolio's assets. Pursuant to this Agreement and subject to the oversight and supervision by TIA and the Board, the Subadviser shall manage the investment and reinvestment of the Portfolio's assets. Subject to the terms and conditions of this Agreement, the Subadviser hereby accepts the engagement by TIA in the foregoing capacity and agrees, at the Subadviser's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement. Except as specified herein, the Subadviser agrees that it shall not delegate any material obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Trust and TIA.

   2. SERVICES AS SUBADVISER

   Subject to the supervision, direction and approval of the Board and TIA, the Subadviser shall conduct a continual program of investment, evaluation, sale, and reinvestment of the Portfolio's assets. The Subadviser is authorized, in its sole discretion and without prior consultation with TIA, to: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain companies as such information relates to securities which are purchased for or considered for purchase in the Portfolio;
(b) manage the Portfolio's assets in accordance with the Portfolio's investment objectives and policies as stated in the Prospectus and the SAI, rules and regulations under the 1940 Act; (c) make investment decisions for the Portfolio; (d) place purchase and sale orders for portfolio transactions on behalf of the Portfolio and manage otherwise uninvested cash assets of the Portfolio; (e) price such Portfolio securities as TIA and Subadviser shall mutually agree upon from time to time; (f) execute account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio (in such respect, and only for this limited purpose, the Subadviser shall act as TIA's and the Trust's agent and attorney-in-fact); (g) employ professional portfolio managers and securities analysts who provide research services to the Portfolio; and (h) regularly report to TIA and to the Board with respect to its subadvisory activities. The Subadviser shall execute trades, and in general take such action as is appropriate to effectively manage the Portfolio's investment practices. In addition,

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   (i) The Subadviser shall furnish TIA with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions and performance of the Portfolio, in such form as may be mutually agreed upon from time to time. The Subadviser agrees to review the Portfolio and discuss the management of the Portfolio with TIA and the Board as either or both shall from time to time reasonably request.

   (ii) The Subadviser shall maintain and preserve such records related to the Portfolio's transactions as are required under any applicable state or federal securities law or regulation including: the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act") (collectively, the "Record Retention Rules"). TIA and the Trust shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under such rules. The Subadviser shall furnish to TIA all information relating to the Subadviser's services hereunder reasonably requested by TIA within a reasonable period of time after TIA makes such request. The Subadviser agrees that all records which it maintains for the Portfolio under the Record Retention Rules are the property of the Trust and that the Subadviser will surrender, within a reasonable period of time (which shall not exceed 30 days) after TIA or the Trust makes such a request to surrender, such records.

   (iii) The Subadviser shall comply with Board Procedures and any amendments thereto provided to the Subadviser by TIA or the Trust.

   (iv) The Subadviser shall maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act, a copy of which it will provide to TIA and the Trust upon any reasonable request, and that it has instituted procedures reasonably necessary to prevent Access Persons (as defined in Rules 204A-1 and 17j-1) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it will provide to TIA and the Trust upon any reasonable request.

   (v) The Subadviser shall manage the investment and reinvestment of the assets of the Portfolio in a manner consistent with the diversification requirements of Section 817 and Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"). The Subadviser will also manage the investments of the Portfolio in a manner consistent with any and all investment restrictions (including diversification requirements) contained in the 1940 Act, any SEC no-action letter or order applicable to the Trust, and any applicable state securities law or regulation. TIA shall provide Subadviser with copies of any such SEC no-action letter or Order.

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   3. INFORMATION AND REPORTS

   (a) The Subadviser shall keep the Trust and TIA informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that materially affect the Portfolio. In this regard, the Subadviser shall provide the Trust, TIA, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Trust and TIA may from time to time reasonably request. Additionally, the Subadviser shall, at least quarterly, provide TIA and the Board with a written certification that the Portfolio is in compliance with the Portfolio's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M and the diversification requirements of Section 817(h) under the Code. The Subadviser also shall certify quarterly to the Trust and TIA that it and its "advisory persons" (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Subadviser's Code of Ethics to the Trust and TIA.

   (b) Each of TIA and the Subadviser will provide the other party with a list, to the best of TIA's or the Subadviser's respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of TIA or the Subadviser, as the case may be, and each of TIA and the Subadviser agrees promptly to update such list whenever TIA or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

   (c) Prior to each Board meeting, the Subadviser will provide TIA and the Board with reports regarding the Subadviser's management of the Portfolio during the most recently completed quarter, to include written certifications that the Portfolio is in compliance with the Portfolio's investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and the requirements of Subchapter M and the diversification requirements of Section 817(h) under the Code, and otherwise in such form as may be mutually agreed upon by the Subadviser and TIA. The Subadviser will also provide TIA with any information reasonably requested regarding its management of the Portfolio required for any meeting of the Board, or for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the SEC.

   4. RULE 38A-1 COMPLIANCE

   The Subadviser represents, warrants and agrees that it has adopted and implemented, and throughout the term of this Agreement will maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser in respect of the Trust could affect the Trust, by the Trust, of "federal securities laws" (as defined in Rule 38a-1 under the 1940 Act), and that the Subadviser has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Trust. The Subadviser agrees to cooperate with periodic reviews by the Trust's compliance personnel of the Subadviser's policies and procedures, their operation and implementation and other compliance matters and to provide to the Trust from time to time such additional information and certifications in respect of the Subadviser's policies and procedures, compliance by the Subadviser with federal securities laws and related matters as the Trust's compliance personnel may reasonably request. Subadviser agrees to promptly notify TIA of any material compliance violations which affect the Portfolio.

   5. STANDARD OF CARE

   The Subadviser shall exercise its best judgment and shall act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

   6. SUBADVISER'S DUTIES REGARDING PORTFOLIO TRANSACTIONS

   (a) Placement of Orders. The Subadviser shall take all actions that it
       ___________________
considers necessary to implement the investment policies of the Portfolio, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers the Subadviser selects. To that end, the Subadviser is authorized as the Trust's agent to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash for the Portfolio's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current Prospectus and SAI, subject to provisions (b),
(c) and (d) of this Section 6.

   (b) Selection of Brokers and Dealers. To the extent permitted by the policy
       ________________________________
guidelines set forth in the Trust's current Prospectus and SAI, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Subadviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Subadviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Subadviser a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios that the Subadviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

   (c) Aggregated Transactions. On occasions when the Subadviser deems the
       _______________________
purchase or sale of a security or futures contract to be in the best interest of the Portfolio well as other

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clients, the Subadviser is authorized, but not required, to aggregate purchase and sale orders for securities or futures contracts held (or to be held) by the Portfolio with similar orders being made on the same day for other client accounts or portfolios that the Subadviser manages. When an order is so aggregated, the Subadviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Subadviser considers equitable and consistent with its fiduciary obligations to the Portfolio and its other clients. The Subadviser, TIA and the Trust recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.

   7. COMPENSATION

   In consideration of the services rendered, the facilities furnished, and the expenses assumed pursuant to this Agreement, TIA will pay the Subadviser a fee as listed in Attachment A based on the Portfolio's average daily net assets. The parties understand that the fee will be calculated daily and paid monthly. The Subadviser shall have no right to obtain compensation directly from the Trust or the Portfolio for services provided hereunder and agrees to look solely to TIA for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and the SAI, and on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

   8. EXPENSES

   The Subadviser shall bear all expenses (excluding brokerage costs, custodian fees, auditor fees and other expenses to be borne by either the Portfolio or the Trust) in connection with the performance of its services under this Agreement. The Trust will bear certain other expenses to be incurred in its operation, including, but not limited to, (i) interest and taxes;
(ii) brokerage commissions and other costs (including legal expenses) in connection with the purchase or sale of, and the ongoing exercise of the Trust's rights under, securities and other investment instruments; (iii) fees and expenses of the Trust's trustees other than those who are "interested persons" of the Trust; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefor;
(ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (xii) expenses of printing and mailing prospectuses and statements of additional information and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise,

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including those relating to actions, suits or proceedings to which the
Portfolio is a party and legal obligations that the Portfolio may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto. The Trust and TIA shall assume all other expenses that the Subadviser has not specifically assumed hereunder.

   9. SERVICES TO OTHER COMPANIES OR ACCOUNTS

   TIA understands that the Subadviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. TIA has no objection to the Subadviser and its affiliates so acting, PROVIDED, that, whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Subadviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. TIA represents that the Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio and that the Trust also understands that the persons employed by the Subadviser to assist in the performance of the Subadviser's duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement shall be deemed to limit or restrict the right of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

   10. DELEGATION OF PROXY VOTING RIGHTS

   TIA delegates to the Subadviser authority to exercise voting rights with respect to the securities and other investments held by the Portfolio. The Subadviser shall provide the Trust and TIA with a written copy of its proxy voting guidelines. The Subadviser shall exercise these voting rights unless and until the Trust or TIA revokes this delegation in writing. The Trust or TIA may revoke this delegation at any time without cause. The Subadviser shall maintain and preserve a record, pursuant to the requirements of the Advisers Act, of the Subadviser's voting procedures, and of the Subadviser's actual votes with respect to the Portfolio's securities and other investments, including all information and data required to be filed ("Required Proxy Information") by the Trust for each twelve-month period ending June 30/th/ pursuant to the requirements of the 1940 Act, and the Subadviser shall supply such Required Proxy Information to the Trust and TIA, or any authorized representative of the Trust or TIA, periodically, provided that the Subadviser shall provide the Trust within a reasonable period, but not later than the July 31/st/ following said June 30/th/ with a record of all Required Proxy Information necessary to comply with the 1940 Act filing requirements governing proxy votes for each fiscal year ending June 30/th/.

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   11. AFFILIATED BROKERS

   The Subadviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that the Subadviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Trust's current prospectus and SAI; (b) the provisions of the Advisers Act; (c) the provisions of the 1934 Act, including, but not limited to, Section 11(a) thereof; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Subadviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for these services in addition to the Subadviser's fees for services under this Agreement.

   12. CUSTODY

   Nothing in this Agreement shall require the Subadviser to take or receive physical possession of cash, securities, or other investments of the Portfolio.

   13. TERM OF AGREEMENT; TERMINATION OF AGREEMENT; AMENDMENT OF AGREEMENT

   (a) Term. This Agreement shall become effective July 1, 2005 (the "Effective
       ____
Date"), and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

   (b) Termination. This Agreement may be terminated, without penalty, (i) by
       ___________
the Board or by vote of holders of a majority of the outstanding shares of the Portfolio upon sixty (60) days' written notice to TIA and Subadviser, (ii) by TIA upon 60 days' written notice to the Trust and Subadviser, or (iii) by Subadviser upon 60 days' written notice to the Trust and TIA. This Agreement will also terminate automatically in the event of its assignment or in the event of the assignment or termination of the Investment Advisory Agreement.

   (c) Amendment. This Agreement may be amended by the parties only if the
       _________
amendment is specifically approved by: (i) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (ii) if required by applicable law, the vote of a majority of outstanding shares of the Portfolio.

   14. REPRESENTATIONS AND COVENANTS OF TIA

   TIA represents and covenants to Subadviser as follows:

   (a) It is duly organized and validly existing under New York law with the power to own and possess its assets and carry on its business as the business is now being conducted.

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   (b) The execution, delivery and performance by TIA of this Agreement are within TIA's powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of TIA for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) TIA's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon TIA.

   (c) It is not prohibited by the 1940 Act or the Advisors Act from performing the services contemplated by this Agreement.

   (d) It has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory of industry self-regulatory agency, necessary to be met by TIA in order to perform the services contemplated by this Agreement.

   (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, and (iii) shall promptly notify the Subadviser of the occurrence of any event that would disqualify TIA from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

   (f) It acknowledges that it has received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

   (g) The Trust is registered as an open-end management investment company under the 1940 Act and that the Trust's shares representing an interest in the Portfolio are registered under the Securities Act of 1933 and under any applicable state securities laws.

   (h) It shall carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to TIA in writing. The Trust shall promptly notify TIA in writing of changes to (ii) or (iii) above, and upon receipt of such notice, TIA shall promptly notify the Subadviser in writing of such changes to (ii) or (iii) above.

   15. REPRESENTATIONS AND COVENANTS OF THE SUBADVISER

The Subadviser represents and covenants to TIA as follows:

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   (a) It is duly organized and validly existing under Delaware law with the power to own and possess its assets and carry on its business as this business is now being conducted.

   (b) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Subadviser.

   (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

   (d) It has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

   (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, and (iii) shall promptly notify the Trust of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

   (f) It has provided TIA with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to TIA. The information contained in the Subadviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   (g) The Subadviser shall promptly inform the Trust and TIA if any information in the Prospectus or SAI relating to the Subadviser or its services to the Portfolio is (or will become) inaccurate, incomplete, or no longer compliant.

   (h) It shall carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Portfolio's investment objective, policies, and restrictions, as set forth in the Prospectus and SAI, as amended from time to time; and (iii) any policies or

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directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Trust or TIA shall promptly notify the Subadviser in writing of changes to (ii) or (iii) above.

    (i)It shall conduct its activities in a manner consistent with any no-action letter, order or rule promulgated by the SEC applicable to the Trust or the Portfolio; PROVIDED, HOWEVER, that the Trust or TIA has provided the Subadviser with copies of any such no-action letters, orders or rules (except rules generally applicable to all registered investment companies promulgated under the 1940 Act)

   16. COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

   The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

   17. RECORDS

   (a) Maintenance of Records. The Subadviser hereby undertakes and agrees to
       ______________________
maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio's investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5),
(b)(6), (b)(7), (b)(9), (b)(10), and (f) of Rule 31a-1, as such may be amended from time to time, under the 1940 Act with respect to the Subadviser's responsibilities hereunder for the Portfolio (the "Portfolio's Books and Records").

   (b) Ownership of Records. The Subadviser agrees that the Portfolio's Books
       ____________________
and Records are the Trust's property and further agrees to surrender promptly to the Trust or TIA the Portfolio's Books and Records upon the request of the Trust or TIA; PROVIDED, HOWEVER, that the Subadviser may retain copies of the records at its own cost. The Portfolio's Books and Records shall be made available, within two (2) business days of a written request, to the Trust's accountants or auditors during regular business hours at the Subadviser's offices. The Trust, TIA or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Portfolio or the Trust. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Portfolio's Books and Records shall be returned to the Trust or TIA. The Subadviser agrees that the policies and procedures it has established for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Trust, TIA or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

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   18. CONFIDENTIALITY.

   (a) Non-Disclosure by Subadviser. The Subadviser agrees that the Subadviser
       ____________________________
will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by TIA or the Portfolio or Trust, or if this disclosure or use is required by federal or state regulatory authorities or by a court.

   (b) Non-Disclosure Exceptions. The Subadviser may disclose the investment
       _________________________
performance of the Portfolio; PROVIDED, that the disclosure does not reveal the identity of TIA, the Portfolio, or the Trust. The Subadviser may, however, disclose that TIA, the Trust and Portfolio are the Subadviser's clients, PROVIDED, that the disclosure does not reveal the investment performance or the composition of the Portfolio.

   19. LIMITATION OF LIABILITY; INDEMNIFICATION

   (a) Limitation of Liability. Except as may otherwise be provided by the 1940
       _______________________
Act or other federal securities laws, TIA and its respective officers, directors, employees, agents, representatives or persons controlled by them (collectively, the "Related Parties") on the one hand, and the Subadviser and the Subadviser Related Parties on the other hand, shall not be liable to each other, the Trust or any shareholder of the Trust for any error or judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that TIA, the Subadviser and any respective Related Party shall be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

   (b) Subadviser Indemnity to TIA. The Subadviser agrees to indemnify and
       ___________________________
defend TIA and TIA's Related Parties for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Subadviser's conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about the Subadviser or the Subadviser's management of the Portfolio provided in writing to TIA or the Trust by the Subadviser or that was reviewed and approved by the Subadviser.

   (c) TIA Indemnity to Subadviser. TIA agrees to indemnify and defend the
       ___________________________
Subadviser and the Subadviser's Related Parties for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) any matter to which this Agreement relates, except with respect to conduct of the Subadviser or the Subadviser's Related Parties that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Trust's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about the Subadviser or the Subadviser's management of the Portfolio provided in writing to TIA or the Trust by the Subadviser or that was reviewed and approved by the Subadviser).

   (d) Indemnification Procedures. Promptly after receipt of notice of the
       __________________________
commencement of any action by a party seeking to be indemnified under this
Section 19 (the "Indemnified Party"), the Indemnified Party shall, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 19 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; PROVIDED, HOWEVER, that the omission to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions hereof, and shall relieve it from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party shall be entitled to participate in any such action and, to the extent that it shall wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expense of the other counsel subsequently incurred without the Indemnifying Party's consent by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall cooperate in the defense or settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless the Indemnifying Party has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding involving the Indemnifying Party shall be commenced by the Indemnified Party in connection with the Agreement, or the transactions contemplated hereunder, and such proceeding shall be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party shall be liable to the Indemnifying Party for any reasonable attorney's fees and direct costs relating to such proceedings. The indemnifications provided in this Section 19 shall survive the termination of this Agreement.

   20. SURVIVAL

   All representations and warranties made by the Subadviser and TIA herein shall survive for the duration of this Agreement and the parties hereto shall immediately notify, but in no event later than five (5) days, each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   21. USE OF NAME

   The Trust and TIA, together with its subsidiaries and affiliates may use the names "Pioneer Investment Management, Inc." or "Pioneer" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Subadviser and only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and TIA together with its subsidiaries and affiliates each agree that they shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Subadviser and shall promptly change its name accordingly. The Trust acknowledges that it has adopted the name "Pioneer Investment Management, Inc." or "Pioneer" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Subadviser and through permission of the Subadviser, and agrees that the Subadviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Subadviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment subadviser.

   22. LIMITATION ON CONSULTATION

   In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which TIA or an affiliated person of TIA serves as investment adviser concerning transactions for the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

   23. GOVERNING LAW

   This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

   24. SEVERABILITY

   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

   25. DEFINITIONS

   The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in
Section 2(a) the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

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   26. COUNTERPARTS

   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          TRAVELERS INVESTMENT ADVISER, INC.

                                          By: /s/ Elizabeth Forget
                                             -----------------------------------
                                          Name: Elizabeth Forget
                                          Title: President

                                          PIONEER INVESTMENT MANAGEMENT, INC.

                                          By: /s/ Charles P. Mayer
                                             -----------------------------------
                                          Name: Charles P. Mayer
                                          Title: EVP Dir. of Port. Mgt.

                                 ATTACHMENT A

                         INVESTMENT SUB-ADVISORY FEES

   For the services rendered under this Agreement, TIA shall pay Subadviser an amount equivalent on an annual basis to 0.35% of the Portfolio's average daily net assets.